UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 North LaSalle Street, Suite 1800
Chicago, Illinois 60601
Phone: (312) 642-3700
(Address, zip code and telephone number, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	INWK	Nasdaq Global Market

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2020 Annual Meeting of stockholders on June 9, 2020. The matters that were voted on at the Annual Meeting and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring at the 2021 Annual Meeting, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jack M. Greenberg	35,675,677	3,357,969	1,605	5,971,222
Richard S. Stoddart	38,503,160	529,621	2,470	5,971,222
Charles K. Bobrinskoy	35,712,383	3,314,449	8,419	5,971,222
Lindsay Y. Corby	38,449,667	576,805	8,779	5,971,222
David Fisher	20,738,486	18,287,975	8,790	5,971,222
Adam J. Gutstein	35,833,575	3,192,897	8,779	5,971,222
Julie M. Howard	36,104,988	2,921,064	9,199	5,971,222
Kirt P. Karros	38,393,245	632,807	9,199	5,971,222
Marc Zenner	38,505,930	520,542	8,779	5,971,222

Proposal No. 2: Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
31,129,247	7,040,012	865,992	5,971,222

Proposal No. 3: Approval of the 2020 Omnibus Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,771,737	7,356,240	1,907,274	5,971,222

Proposal No. 4: Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020.

FOR	AGAINST	ABSTAIN
40,551,274	2,554,261	1,900,938

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: June 9, 2020	By:	/s/ Oren B. Azar
	Name:	Oren B. Azar
	Title:	General Counsel